L.B. FOSTER COMPANY
                          1998 LONG-TERM INCENTIVE PLAN
                            AS AMENDED AND RESTATED*


                                    ARTICLE I

                  PURPOSE, EFFECTIVE DATE AND AVAILABLE SHARES


1.1 Purpose. The purpose of this Plan is to provide financial incentives for selected key personnel and directors of L.B. Foster Company (the "Company") and its subsidiaries, thereby promoting the long-term growth and financial success of the Company by (i) attracting and retaining personnel and directors of outstanding ability, (ii) strengthening the Company's capability to develop, maintain and direct a competent management team, (iii) motivating officers to achieve long-range performance goals and objectives, and (iv) providing incentive compensation opportunities competitive with those of other corporations.

1.2 Effective Date and Expiration of Plan. The Plan was initially adopted by the Board of Directors of the Company on October 23, 1998 and was made effective as of that date. An amended and restated Plan was approved by the Board of Directors of the Company on February 24, 1999 and by the Company's shareholders at the May 20, 1999 Annual Meeting of Shareholders. A subsequent amended and restated Plan was approved by the Board of Directors of the Company on February 2, 2001, subject to the approval of the Company's shareholders at the May 9, 2001 Annual Meeting of Shareholders. Unless earlier terminated by the Board pursuant to Section 5.3, the Plan shall terminate on October 22, 2008. No Award shall be made pursuant to the Plan after its termination date, but Awards made on or prior to the termination date may extend beyond that date.

1.3 Shares Available Under the Plan. L.B. Foster Company stock to be offered under the Plan pursuant to Options and SARs may be authorized but unissued common stock or previously issued shares of common stock which have been reacquired by the Company and are held in its treasury. Subject to adjustment under Section 5.6, no more than 900,000 shares of common stock shall be issuable upon the exercise of Options or SARs. Any shares of stock subject to an Option which for any reason is canceled (excluding shares subject to an Option canceled upon the exercise of a related SAR) or terminated without having been exercised shall again be available for Awards under the Plan. Shares subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan.

                                   ARTICLE II

                                   DEFINITIONS


2.1 "Award" means, individually or collectively, any Option or SAR under this Plan.

2.2      "Board" means the Board of Directors of L.B. Foster Company.

2.3 "Committee" means directors of the Company, not to be less than two, appointed by the Board, each of who is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In the absence of such a committee or if the Board, in its discretion, elects to act, the term "Committee" shall mean the Board with respect to any such action.

2.4 "Company" means L.B. Foster Company and its successors and assigns.

2.5      "Director" means a director of the Company or of a Subsidiary.

2.6 "Effective Date" means the date on which the Plan is effective as provided in Section 1.2.

2.7 "Fair Market Value" of the Stock as to a particular time or date means the last sale price of the Stock as reported in the NASDAQ National Market System or, if the Stock is listed on a securities exchange, the last reported sale price of the Stock on such exchange that shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Stock.

2.8 "Incentive Stock Option" means an option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.9 "Key Personnel" means officers and employees of the Company and its Subsidiaries who occupy responsible executive, professional, sales or administrative positions and who have the capacity to contribute to the success of the Company.

2.10 "Nonqualified Stock Option" means a stock option granted under the Plan other than an Incentive Stock Option.

2.11 "Option" means both a Nonqualified Stock Option and an Incentive Stock Option to purchase common stock of the Company.

2.12 "Option Price" means the price at which common stock of the Company may be purchased under an Option as provided in Section 4.6.


2.13     "Participant" means a person to whom an Award is made under the Plan.

2.14 "Personal Representative" means the person or persons who, upon the death, disability or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR theretofore granted to such Participant.

2.15     "Plan" means this 1998 Long-Term Incentive Plan.

2.16     "SAR" means a stock appreciation right under the Plan.

2.17     "Stock" means common stock of the Company.

2.18 "Stock Option Agreement" means an agreement entered into between a Participant and the Company under Section 4.5.

2.19 "Subsidiary" means a corporation or other business entity, domestic or foreign, the majority of the voting stock or other voting interests in which is owned directly or indirectly by the Company.

                                   ARTICLE III

                                 ADMINISTRATION


3.1      Committee to Administer.

         (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

         (b) A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, including a telephonic meeting in accordance with Section 1708 of the Pennsylvania Business Corporation Law ("BCL"). Action may be taken without a meeting if written consent thereto is given in accordance with Section 1727 of the BCL.



3.2      Powers of Committee.

         (a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Personnel and Directors who shall receive Awards, the time or times when each such Award shall be made and the type of Award to be made, whether an Incentive Stock Option or a Nonqualified Stock Option shall be granted and the number of shares to be subject to each Option.

         (b) A Director shall not participate in a vote granting himself an Option or SAR.

         (c) The Committee shall determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any agreement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate the date on which an Option or SAR may be exercised, if the Committee determines that to do so will be in the best interests of the Company and the Participant.


                                   ARTICLE IV

                                     AWARDS


4.1 Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options and/or SARs. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards need not be uniform.

4.2 Eligibility for Awards. Awards may be made to Key Personnel and Directors. In selecting Participants and in determining the form and amount of the Award, the Committee may give consideration to his or her functions and responsibilities, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and other factors deemed relevant by the Committee.

4.3      Award of Stock Options.

         (a) The Committee may, from time to time, subject to Section 3.2(b) and other provisions of the Plan and such terms and conditions as the Committee may prescribe, grant Incentive Stock Options and Nonqualified Stock Options to any Key Personnel or Directors. Awards of Incentive Stock Options and Nonqualified Stock Options shall be separate and not in tandem.

         (b) Subject to adjustment in accordance with Section 5.6 and for the period commencing after January 1, 2000, Nonqualified Stock Options to acquire 5,000 shares of Stock shall be awarded to each Director who is not an employee of the Company or subsidiary on each date such Director is elected to serve as a Director at an annual meeting of the Company's shareholders or such Director's term otherwise continues after the adjournment of such annual meeting of shareholders. Awards under this
         Section 4.3(b) shall be automatic and shall not require action by the Committee. An SAR may not be awarded related to an Option granted under this Section 3.2(b).

4.4      Period of Option.

         (a) Unless otherwise provided in the related Stock Option Agreement, an Option granted under the Plan, other than to a Director, shall be exercisable only after twelve (12) months have elapsed from the date of grant and, after such twelve-month waiting period, the Option may be exercised in cumulative installments in the following manner:

                    (i) The Participant  may purchase up to one-fourth  (1/4) of the total optioned shares at any time after one year from the date of grant and prior to the termination of the Option.

                   (ii) The  Participant  may purchase an additional one- fourth
                  (1/4) of the total optioned shares at any time after two years from the date of grant and prior to the termination of the Option.

                  (iii) The Participant may purchase an additional one- fourth (1/4) of the total optioned shares at any time after three years from the date of grant and prior to the termination of the Option.

                   (iv) The  Participant  may purchase an additional one- fourth
                  (1/4) of the total optioned shares at any time after four years from the date of grant and prior to the termination of the Option.

                  The duration of each Option shall not be more than ten (10) years from the date of grant.

         (b) Except as otherwise provided in the Stock Option Agreement or the Plan, an Option may not be exercised by a Participant, other than a Director, unless such Participant is then, and continually (except for sick leave, military service or other approved leave of absence) after the grant of an Option has been, an officer or employee of the Company or a Subsidiary.

         (c) An Option granted to a Director while a Director, whether pursuant to Section 4.3(b) or otherwise, shall be immediately exercisable.

4.5 Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement, in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

4.6      Option Price and Exercise.

         (a) The Option Price of Stock under each Option shall be determined by the Committee but shall be not less than the Fair Market Value of the Stock on the trading day immediately preceding the date on which the Option is granted, as determined by the Committee; provided, however, that the Option Price of Stock under each Option granted under Section 4.3(b) shall be the Fair Market Value of the Stock on the trading day immediately preceding the date on which such Option is granted.

         (b) Options may be exercised from time to time by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice of exercise shall be accompanied by (i) payment in full of the Option Price in cash, certified check, cashier's check or other medium accepted by the Company in its sole discretion or (ii) a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Option Price. An option shall be deemed exercised upon the date the Company receives the notice of exercise and all the requirements of this Section 4.6(b) have been fulfilled.

4.7 Delivery of Option Shares. The Company shall not be obligated to deliver any shares upon the exercise of an Option unless and until, in the opinion of the Company's counsel, all applicable federal, state and other laws and regulations have been complied with. In the event the outstanding Stock is at the time listed on any stock exchange, no delivery shall be made unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance on such exchange. No delivery shall be made until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Participant or other person purchasing shares of Stock under the Plan such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and the regulations thereunder. Certificates evidencing the shares may be required to bear a restrictive legend. A stop transfer order may be required to be placed with the transfer agent, and the Company may require that the Participant or such other person agree that any sale of the shares will be made only on one or more specified stock exchanges or in such other manner as permitted by the Committee.

The Participant shall notify the Company when any disposition of the shares, whether by sale, gift or otherwise, is made. The Company shall use its best efforts to effect any such compliance and listing, and the Participant or other person shall take any action reasonably requested by the Company in such connection.

4.8      Limitations on Incentive Stock Options.

         (a) The aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (b) An Incentive Stock Option shall not be granted to any Key Personnel or Director who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

         (c) No Incentive Stock Option may be exercisable more than three months after termination of the Participant's employment with the Company or with a parent or Subsidiary of the Company, except that where such employment is terminated because of permanent and total disability, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 ("Permanent Disability"), or death, such period may be one year.

4.9      Termination of Service.

         (a) Except as otherwise provided in this Plan or in the applicable Stock Option Agreement, if the service of a Participant, other than as a Director, terminates for any reason other than death, permanent disability or retirement with the consent of the Company, all Options held by the Participant shall expire and may not thereafter be exercised 30 days after such termination. For purposes of this section, the employment or other service in respect to Options held by a Participant shall be treated as continuing intact while the participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment with the Government) if the period of such leave does not exceed 90 days, or, if longer, so long as the Participant's right to reestablish his service with the Company is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where the Participant's right to reestablish his service is not guaranteed by statute or by contract, his service shall be deemed to have terminated on the ninety-first day of such leave. Except as so exercised, such Option shall expire at the end of such period. In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

         (b) A Director who has served as a director of the Company for 60 months or more and a Director whose services are terminated due to death, Permanent Disability (as determined in Section 4.11), or retirement with the consent of the Company (as determined in Section 4.11), shall be entitled to exercise his option until the expiration of the full term of the Option, unless the Director has been terminated for Cause. A Director who has served as a Director of the Company for less than 60 months and whose services are not terminated due to death, Permanent Disability (as determined in Section 4.11) or retirement with the consent of the Company (as determined in Section 4.11) may exercise such option within 365 days after termination of such Director's services as a director. In the event that a Director is terminated for Cause, all options held by such Director shall expire and shall not thereafter be exercised.

         (c) For the purpose of the Plan, termination for Cause shall mean (i) termination due to (a) willful or gross neglect of duties or (b) willful misconduct in the performance of such duties, so as to cause material harm to the Company or any Subsidiary as determined by the Board, (ii) termination due to the Participant committing fraud, misappropriation or embezzlement in the performance of his or her duties or (iii) termination due to the Participant committing any felony of which he or she is convicted and which, as determined in good faith by the Board, constitutes a crime involving moral turpitude and results in material harm to the Company or a Subsidiary.

4.10 Death. Except as otherwise provided in the applicable Stock Option Agreement and except with respect to Directors, if a Participant, dies at a time when his Option is not fully exercised, then at any time or times within such period after his death, not to exceed 12 months, as may be provided in the Stock Option Agreement, such Option may be exercised as to any or all of the shares which the Participant was entitled to purchase under the Option immediately prior to his death, by his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution. In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

4.11 Retirement or Permanent Disability. Except as otherwise provided in the applicable Stock Option Agreement and except with respect to Directors, if a Participant retires from service with the consent of the Company, or suffers Permanent Disability, at a time when he or she is entitled to exercise an Option, then at any time or times within three years after his or her termination of service because of such retirement or Permanent Disability the Participant may exercise such Option as to all or any of the shares which he or she was entitled to purchase under the Option immediately prior to such termination. Except as so exercised, such Option shall expire at the end of such period. In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

The Committee shall have authority to determine whether or not a Participant has retired from service or has suffered Permanent Disability, and its determination shall be binding on all concerned. In the sole discretion of the Committee, a transfer of service to an affiliate of the Company other than a Subsidiary (the latter type of transfer not constituting a termination of service for purposes of the Plan) may be deemed to be a retirement from service with the consent of the Company so as to entitle the Participant to exercise the Option within 90 days after such transfer.

4.12 Stockholder Rights and Privileges. A Participant shall have no rights as a stockholder with respect to any Stock covered by an Option until the issuance of a stock certificate to the Participant representing such Stock.

4.13     Award of SARs.

         (a) At any time prior to six months before an Option's expiration date and subject to Section 3.2, the Committee may award to the Participant an SAR related to the Option.

         (b) The SAR shall represent the right to receive payment of an amount not greater than the amount, if any, by which the Fair Market Value of the Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Option Price.

         (c) SARs awarded under the Plan shall be evidenced by either the Stock Option Agreement or a separate agreement between the Company and the Participant.

         (d) An SAR shall be exercisable only at the same time and to the same extent and subject to the same conditions as the Option related thereto is exercisable, except that the Committee may prescribe additional conditions and limitations on the exercise of any SAR, including a maximum appreciation value. An SAR shall be transferable only when the related Option is transferable, and under the same conditions. The exercise of an SAR shall cancel the related Option. SARs may be exercised only when the Fair Market Value of a share of Stock subject to the related Option exceeds the Option Price. Such value shall be determined in the manner specified in Section 4.13(b).

         (e) An SAR shall be exercisable only by written notice to the Company and only to the extent that the related Option is exercisable. However, an SAR shall in no event be exercisable during the first six months of its term except in the event of death or Permanent Disability of the Participant prior to the expiration of such six-month period.

         (f) All SARs shall automatically be exercised on the last trading day prior to the expiration of the related Option, so long as the Fair Market Value of the Stock at the time of exercise exceeds the Option Price, unless prior to such day the holder instructs the Company otherwise in writing.

         (g) Payment of the amount to which a Participant is entitled upon the exercise of an SAR shall be made in cash, Company stock, or partly in cash and partly in Company stock, as the Committee shall determine at the time of the Award. To the extent that payment is made in Company stock, the shares shall be valued at their fair market value, as determined by the Committee.

         (h) At any time when a Participant is, in the judgment of counsel to the Company, subject to Section 16 of the Securities Exchange Act of 1934 with respect to any equity securities of the Company:

                  (i) any election by such Participant to receive cash in whole or in part upon the exercise of such SAR shall be made only during the period beginning on the third business day following the date of release by the Company for publication of any quarterly or annual summary statement of its sales and earnings and ending on the twelfth business day following such date of release, and

                  (ii) in the event the Committee has not determined the form in which such SAR will be paid (i.e., cash, shares of Company stock, or any combination thereof), any election to exercise such right in whole or in part for cash shall be subject to the subsequent consent thereto, or disapproval thereof, by the Committee in its sole discretion.

         (i) Each SAR shall expire on a date determined by the Committee at the time of Award, or, if later, upon the termination of the related Option.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS


5.1 Nontransferability. No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution. All Awards shall be exercisable during the Participant's lifetime only by such Participant or his Personal Representative. Any transfer contrary to this
Section 5.1 will nullify the Award.

5.2 Amendments. The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time amend the Plan or amend any outstanding Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law; provided that no such amendment shall be permissible if it shall result in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, becoming inapplicable to any Options. No amendment shall adversely affect the right of any Participant under any Award theretofore granted to him or her except upon his or her written consent to such amendment.

5.3 Termination. The Board may terminate the Plan at any time prior to its scheduled expiration date but no such termination shall adversely affect the rights of any Participant under any Award theretofore granted without his or her written consent.

5.4 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation (i) the determination of the Officers and Directors to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Agreements evidencing the same, need not be uniform and may be made by it selectively among Officers and Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Officers or Directors are similarly situated.

5.5 No Right to Employment. Neither the action of the Board in establishing the Plan, nor any action taken by the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ, or as an officer or director, of the Company or any Subsidiary.

5.6 Changes in Stock. In the event of a stock dividend, split-up, or a combination of shares, recapitalization or merger in which the Company is the surviving corporation or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options or SARs then outstanding or to be granted thereunder, the maximum number of shares of stock or security which may be issued on the exercise of Options granted under the Plan, the Option Price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their shares of stock in the Company for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer accepted by the Board of Directors, all outstanding Options and SARs shall thereupon terminate, provided that the Board may, prior to the effective date of any such consolidation or merger, either (i) make all outstanding Options and SARs immediately exercisable or (ii) arrange to have the surviving corporation grant to the Participants replacement Options and SARs on terms which the Board shall determine to be fair and reasonable.

5.7 Tax Withholding Whenever Stock is to be delivered to a Participant upon exercise of an Option, the Company may (i) require such Participant to remit an amount in cash sufficient to satisfy all federal, state and local tax withholding requirements related thereto ("Required Withholding"), (ii) withhold such Required Withholding from compensation otherwise due to such Participant, or (iii) any combination of the foregoing.

5.8 Status A Participant's status as Key Personnel or a Director shall be determined for each Option as of the date the Option is awarded to the Participant.



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   *As amended and  restated by the Board of  Directors  on
     February 2, 2001, subject to shareholders' approval at the May 9, 2001 Annual Meeting of Shareholders.